                                                                    Exhibit 99.1


       IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

                                  DETACH HERE

                                     PROXY

                           iPRINT TECHNOLOGIES, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD           , 2001

                  THIS PROXY IS BEING SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF iPRINT TECHNOLOGIES, INC.

   The undersigned, having received the Notice of Special Meeting and the Joint
Proxy Statement/Prospectus, hereby appoints       ,       and       , and each
of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above Special Meeting and all adjournments thereof (the "iPrint Special Meeting") and to act for and to vote all shares of iPrint
Technologies, inc. on , 2001 at   a.m., local time, at          , California.

   When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" each of the Proposals on the reverse side, and in their discretion on any other business matters or proposals as may properly come before the iPrint Special Meeting.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                               -----------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE
                               -----------------

[X]  PLEASE MARK VOTES AS IN
THIS EXAMPLE

   Proposal No. 1: Proposal to approve (i) the issuance of up to an estimated maximum of 32,127,377 shares of iPrint common stock to the shareholders of Wood, with such maximum amount to be adjusted pursuant to any stock splits, combinations, stock dividends or the like, including pursuant to any reverse split set forth in Proposal No. 2; (ii) an amendment to iPrint's 1997 Stock Option Plan that will increase the number of shares available for grant thereunder by 3,500,000 shares, with such amount to be adjusted pursuant to any stock splits, combinations, stock dividends or the like, including pursuant to any reverse split set forth in Proposal No. 2, and permit the new shares to be granted as incentive stock options; and (iii) the amendment and restatement to iPrint's Certificate of Incorporation to fix the size of the board of directors at seven (7) and to require, for a one year period following the closing date, the affirmative vote of at least 66 2/3% of the voting power of the directors of iPrint's Board of Directors in order to fill any vacancies, nominate new members, or increase the size, of iPrint's Board of Directors.

                       [_]            [_]            [_]
                       FOR          AGAINST        ABSTAIN

   Proposal No. 2: Proposal to approve 19 separate amendments to iPrint's certificate of incorporation to effect a reverse split of its outstanding common stock, by a ratio of 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14,
1-for-15, 1-for-16, 1-for-17, 1-for-18, 1-for-19 or 1-for-20 (as if each amendment is being submitted as a separate proposal), with one of such amendments being the final amendment to be determined by iPrint's board of directors, which shall have the right to abandon any or all of such amendments.

                       [_]            [_]            [_]
                       FOR          AGAINST        ABSTAIN

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                                            Please sign exactly as name appears
                                            hereon. Joint owners should each
                                            sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such.


                                            ----------------------------------
                                             SIGNATURE


                                            ----------------------------------
                                             DATE


                                            ----------------------------------
                                             SIGNATURE


                                            ----------------------------------
                                             DATE